Exhibit 99(a)(4)

Notice of Guaranteed Delivery
For Tender of 10.25% Series A Preferred Shares
of
QUANTA CAPITAL HOLDINGS LTD.
to
QCH ACQUISITION LTD.,
a wholly owned subsidiary of
QUANTA CAPITAL HOLDINGS LTD.
(Not to be used for Signature Guarantees)

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, AUGUST 10, 2007, UNLESS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates (‘‘Share Certificates’’), evidencing 10.25% Series A Preferred Shares, par value $0.01 per share (the ‘‘Preferred Shares’’), of Quanta Capital Holdings Ltd., an exempted company limited by shares incorporated in Bermuda as a holding company (‘‘Quanta’’), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to The Bank of New York, as Depositary (the ‘‘Depositary’’), prior to the Expiration Date (as defined in the Offer to Purchase (as defined below))or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See ‘‘Terms of Tender Offer–Procedure for Tendering Shares’’ in the Offer to Purchase.

The Depositary for the Offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York Reorganization Services Quanta Capital Holdings Ltd. P.O. Box 11248 New York, NY 10286-1248	By Facsimile Transmission: (For Eligible Institutions Only) (212) 815-6433	By Hand or Overnight Courier: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286
To Confirm Facsimile Transmissions: (212) 815-6212 (For Confirmation Only)

Delivery of this notice of guaranteed delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined below) is required to be guaranteed by an ‘‘Eligible Institution’’ under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to QCH Acquisition Ltd., an exempted company limited by shares incorporated in Bermuda and a wholly owned subsidiary of Quanta, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement, dated July 11, 2007 (as amended or supplemented from time to time, the ‘‘Offer to Purchase’’), and the accompanying Letter of Transmittal (as amended or supplemented from time to time, the ‘‘Letter of Transmittal’’ which, together with the Offer to Purchase, collectively constitute the ‘‘Offer’’), receipt of each of which is hereby acknowledged, the number of Preferred Shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption ‘‘Terms of the Tender Offer–Procedure for Tendering Shares.’’

Number of Preferred Shares:

Certificate Nos. (if available):

Check this box if Preferred Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility Account Number

Signature(s) of Holder(s):

Dated:                                                                                                                                                                                       , 2007

(Please Type or Print)

Address:

(Zip Code)

Daytime Area Code and Telephone No.:

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or NASD, a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being an ‘‘Eligible Institution’’), guarantees the delivery to the Depositary of either certificates representing the Preferred Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Preferred Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Preferred Shares in the Depositary’s account at The Depository Trust Company, together with an ‘‘agent’s message’’ (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three Nasdaq Stock Market LLC trading days after the date of execution of such Notice of Guaranteed Delivery provided with and described in the Offer to Purchase after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Zip Code

Area Code and Tel. No.:

Authorized Signature

Name:

(Please Type or Print)

Title:

Dated:                                                                                                                                                                                       , 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.